Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of December 31, 2020 and signed on January 11, 2021, by and among GENERATION HEMP, INC., a Colorado corporation (“GENH”), GENH HALCYON ACQUISITION, LLC, a Texas limited liability company and a wholly-owned subsidiary of GENH (“Buyer”), OZ CAPITAL, LLC, a Texas limited liability company (“Oz Capital”), OZC AGRICULTURE KY, LP, a Texas limited partnership (“Parent”), HALCYON THRUPUT, LLC, a Texas limited liability company and a wholly-owned subsidiary of Parent (“Seller”), and Owners set forth on the signature pages hereto (individually, “Owner” and collectively, “Owners”).

RECITALS

A. GENH, Buyer, Oz Capital, Parent, Seller and Owners (the “Parties”) are parties to that certain Asset Purchase Agreement, dated effective as of March 7, 2020 (the “Agreement”).

B. The Parties desire to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein set forth and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments.

(i)	Section 1.1 (c) of the Agreement is hereby amended and restated as follows:

all billed accounts receivable identified on Schedule 1.1(c) and all unbilled accounts receivable;

(ii)	Section 1.1(j) of the Agreement is hereby amended and restated as follows:

(j) all rights of recovery, causes of action, choses in action, insurance claims and insurance proceeds, and all other claims of Seller against third parties relating to any of the foregoing assets of the Business, whether choate or inchoate, known or unknown, contingent or noncontingent, other than the WCA Claim; and any WCA Claim Proceeds as defined in 3.1(e).

(iii)	Section 1.4 of the Agreement is hereby amended and restated as follows:

Real Property. Buyer shall lease the Real Property from Oz Capital pursuant to the Assignment and Amendment of Lease and Oz Capital shall grant Buyer the option to purchase the Real Property pursuant to the Real Property Option to Purchase Contract in the forms attached hereto as Exhibit “C” (the “Real Property Agreements”), which Buyer and Oz Capital shall execute simultaneously with the execution of this Agreement and close simultaneously with the Closing. A total of $575,000.00 Purchase Price shall be allocated to the Real Property Option to Purchase Contract. Section 7.13 is hereby deleted from the Agreement. All references in the Agreement to the Real Property Purchase Agreement shall hereafter refer to the Real Property Purchase Agreement.

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT – Page 1

(iv)	Section 1.1(j) of the Agreement is hereby amended and restated as follows;

1.5 DaysOS Software. Buyer or its Affiliates shall acquire 100% of Oz Capital’s 100% membership interest (the “DaysOS Interest”) in DaysOS, LLC, a Texas limited liability company (“DaysOS”) as an asset transferred pursuant to this Agreement. Additionally, Oz Capital represents that DaysOS is the sole owner of the DaysOS software program used by Seller in connection with the Business (the “DaysOS Software License”). A portion of the PurchasePrice shall be allocated to the DaysOS Interest and the DaysOS Software License pursuant to and in accordance with Section 3.6.

(v)	Section 3.1(a) of the Agreement is hereby amended and restated as follows:

(a) Amount of Purchase Price. As full consideration for the sale of the Business, consisting of the transfer and conveyance of the Assets by Seller free and clear of all Liens, except for Permitted Liens, to Buyer hereunder, Buyer shall pay to Seller an aggregate purchase price of $5,100,000.00 (the “Purchase Price”), which will be payable as follows: (i) $1,750,000.00 will be paid in cash at the Closing, subject to adjustment pursuant to Section 3.5, below on account of Adjusted Working Capital (hereinafter defined) (as so adjusted, the “Cash Payment”); (ii) 6,250,000 shares of Common Stock, no par value per share of GENH (“GENH Common Stock”), which number is equal to the quotient of $2,500,000.00 divided by $.40, will be issued to the Holders (hereinafter defined) (the “Stock Consideration”); (iii) Buyer’s delivery to Seller at Closing of the Subordinated Promissory Note in the original stated amount of $850,000 in substantially the form attached hereto as Exhibit “C” (the “Subordinated Promissory Note”), and (iv) Buyer’s assumption of the Assumed Liabilities, which shall involve Buyer’s execution and delivery at Closing of the Subordinated Promissory Note and Buyer’s payoff at Closing of the Promissory Note dated May 15, 2019, by Seller, as borrower, in favor of Community Financial Banking Center, as lender, in the original principal amount of $1,250,000.00. The Subordinated Promissory Note shall be personally guaranteed by Evans pursuant to a personal guaranty in substantially the form attached hereto as Exhibit “C”. The Purchase Price is subject to adjustment pursuant to Section 3.5 below. The Cash Payment shall be made in cash by wire transfer of immediately available funds to the account of Seller.

(vi) The first and last sentences only of Section 5.12(a) of the Agreement is hereby amended and restated as follows:

(a) Mandatory Registration. As soon as reasonably practicable, following the Closing, but not later than six (6) months after the Closing Date, the Company shall file a registration statement with the SEC providing for registration of all of the GENH Common Stock issued to Seller pursuant to this Agreement then outstanding (the “Registration Statement”).

********

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT – Page 2

Notwithstanding any registration of the GENH Common Stock, the Holders shall not have the right to Transfer the GENH Common Stock until after the expiration of the Restricted Period; provided, however, that the Holders shall be permitted to Transfer (i) 50% of the GENH Common Stock any time within the first six (6) months of the Restricted Period if the Company has received at least $10 million from the sale of GENH Common Stock during such six (6) month period, and (ii) an additional 25% of the GENH Common Stock if the conditions in (i) have been satisfied and the 10-day volume-weighted average price (VWAP) of the GENH Common Stock has been $1.00 or higher.

(vii) Section 6.2(a)(ii) of the Agreement is hereby amended and restated as follows:

(ii) the GENH Common Stock to be issued on the Closing Date issued to the Holders as provided on Schedule 3.1(b) and the Mortgage Promissory Note and Documentation executed by Buyer;

10.6 Offset. To the extent that Buyer or GENH shall have any Claims for Losses under Section 3.5 or Section 10.2, Buyer or GENH and its Affiliates shall have the right, as a non-exclusive remedy, to offset such Losses against any portion of the GENH Common Stock (including the Stock Consideration).

(viii) Exhibit “A” of the Agreement is hereby amended to add the following definitions:

“Real Property Agreements” has the meaning set forth in Section 3.1(a).

“Subordinated Promissory Note” has the meaning set forth in Section 3.1(a).

(ix)  Sections 3.1(c) and Section 3.1(d) are deleted in their entirety from the Agreement. Section 3.1(e) is amended to state:

WCA Claim. Seller and Buyer both agreed and acknowledge that Seller is attempting to settle the WCA Claim and such process by the Seller will continue after the Closing and that Buyer is not assuming any liability with respect to the WCA Claim. However, if Seller recovers any amounts in connection with the WCA Claim net of expenses incurred in such settlement that are not payable to its insurer in its subrogation claims (the “WCA Claim Proceeds”), the Seller shall remit such WCA Claim Proceeds to Buyer if the Subordinated Promissory Note has been paid in full or if the Subordinated Promissory Note is outstanding, the WCA Claim Proceeds shall be immediately applied to reduce the outstanding balance on the Subordinated Promissory Note.

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT – Page 3

(x)  Sections 3.2, 3.3 and 3.4 of the Agreement and all References to the Earn-Out Payment are deleted in their entirety from the Agreement.

(xi)  The Real Property Purchase Agreement is hereby deleted in its entirety from the Agreement.

(xii)  The Term Employment Agreements are hereby amended and restated in the form attached as Exhibit D.

2. All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

3. The Parties acknowledge and agree that, except as amended herein, the Agreement is in full force and effect and is hereby ratified and confirmed.

4. To the extent that any provision of this Amendment conflicts or is inconsistent with the Agreement, the provisions of this Amendment shall control.

5. This Amendment (i) may be executed by facsimile, e-mail or DocuSign signatures and in several counterparts, and each counterpart when so executed and delivered shall constitute an original of this Amendment, and all such separate counterparts shall constitute but one and the same Amendment; and, (ii) together with the Agreement, embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings related to such subject matter.

6. Except as expressly amended hereby, the Agreement and each of the provisions contained therein shall remain in full force and effect, unmodified.

Signature Pages Follow

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT – Page 4

EXECUTED to be effective as of the date first above written.

SELLER:

HALCYON THRUPUT, LLC,
a Texas limited liability company

By:	/s/ Watt P. Stephens
Name:
Title:

OZ CAPITAL:

OZ CAPITAL, LLC,
a Texas limited liability company

By:	/s/ Watt P. Stephens
Name:
Title:

PARENT:

OZC AGRICULTURE KY, LP,
a Texas limited partnership

By:	OZC Kentucky GP, LLC,
its general partner

	By:	/s/ Watt P. Stephens
Name:
Title:

OWNERS:

/s/ Jack Sibley
JACK SIBLEY, a resident of the State of Texas

/s/ Watt P. Stephens
WATT STEPHENS, a resident of the State of Texas

BUYER:

GENH HALCYON ACQUISITION, LLC,

a Texas limited liability company

By:	/s/ Gary C. Evans
Gary C. Evans, Managing Member

GENH:

GENERATION HEMP, INC.,

a Colorado corporation

By:	/s/ Gary C. Evans
Gary C. Evans, Chairman and CEO

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT – Page 5